23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-187371) of GenMark Diagnostics, Inc.,
(2) Registration Statement (Form S-8 No. 333-189348) pertaining to the 2013 Employee Stock Purchase Plan of GenMark Diagnostics, Inc.,
(3) Registration Statement (Form S-8 Nos. 333-194514, 333-187393, 333-182268, and 333-168892) pertaining to the 2010 Equity Incentive Plan of GenMark Diagnostics, Inc., and
(4) Registration Statement (Form S-8 No. 333-195924) pertaining to the GenMark Diagnostics, Inc. Non-Plan Stock Option Agreement with Scott Mendel and GenMark Diagnostics, Inc. Non-Plan Restricted Stock Units Agreement with Scott Mendel;

of our reports dated February 24, 2015, with respect to the consolidated financial statements of GenMark Diagnostics, Inc. and the effectiveness of internal control over financial reporting of GenMark Diagnostics, Inc. included in this Annual Report (Form 10-K) of GenMark Diagnostics, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

San Diego, California
February 24, 2015